UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported) May 20,
2009
Nava Resources Inc.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)
333-150582
(Commission File Number)
20-8530914
(IRS Employer Identification No.)
104 - 2636 Montrose Ave, Abbotsford, British Columbia V2S
3T6
(Address of principal executive offices and Zip Code)
(778) 218-9638
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last
report)
Check the appropriate box below if the Form 8-K filing is
intended to simultaneously satisfy the filing obligation
of the registrant under any of the following provisions:
[   ] Written communications pursuant to Rule 425 under
the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under
the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule
14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule
13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note
This Amendment No. 1 to Nava Resources, Inc.'s Current
Report on Form 8-K for the date of earliest reported on April 15, 2009, is being filed to amend and restate portions of the Letter of Intent as outlined below.
Besides the said disclosures, no other changes have been made to the Form 8-K for the date of earliest reported on April 15, 2009.
Item 1.01 Entry into a Material Definitive Agreement
Letter of Intent Amendment
On April 15, 2009 we entered into a Letter of Intent with Fremont Exploration Inc. dated April 9, 2009. Fremont
Exploration Inc. and Nava Resources Inc. (collectively the Parties or individually a Party) entered into this Letter of Intent (?LOI?) which sets forth the intent of the Parties to enter into a Strategic Alliance covering oil and gas operations in Runnels County, Texas. This
Amendment to the April 9, 2009 Letter of Intent (the
?Amendment?) is entered into by Fremont and Nava to be effective May 14, 2009. Fremont and Nava desire to amend and restate portions of the Letter of Intent as follows:

1.	The words ?on or before May 15, 2009" found
in the fifth paragraph of the Letter of
Intent (the paragraph that begins with the word THEREFORE) are hereby deleted.

	2.	The following provision shall be added to
the Letter of Intent as Paragraph 13:

Either Party to this Letter of
Intent may terminate the Letter
of Intent at any time prior to
the execution by both Parties of
the definitive Participation
Agreement called for and
described herein above by giving
written notice of its election to
terminate to the other Party.

Please review the Amendment to the April 9, 2009 Letter of Intent, attached hereto as Exhibit 10.1, for a complete description of all the terms and conditions of the Amendment.

Item 9.01
Finanical Statements and Exhibits

(d
)
Exhibits
Exhibit
No.
Description of Exhibit


10.1
Amendment to the April 9, 2009 Letter of Intent between our company and Fremont Exploration
Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report
to be signed on its behalf by the undersigned hereunto
duly authorized.
Nava Resources Inc.
/s/ Jag Sandhu
Jag Sandhu
President, Chief Executive Officer, and Director
Date: May 20, 2009